EXHIBIT 2.1



                                             EXECUTION COPY












                            ASSET PURCHASE AGREEMENT


                                     between


                           MORTON INTERNATIONAL, INC.,


                                       and


                               TMT-PATHWAY, L.L.C.






                           Dated as of April 20, 1999











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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is made as of the 20th day of April 1999, between Morton International, Inc., an Indiana corporation (the "Seller"), and TMT-Pathway, L.L.C., a Delaware limited liability company (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Purchaser desires to purchase, and the Seller desires to sell, the Business of the Morton Traffic Markings Division of the Seller (the "Company");

         WHEREAS, the Board of Directors of the Seller has approved this Agreement pursuant to the terms and conditions contained herein;

         WHEREAS, the Managing Member of the Purchaser has approved this Agreement pursuant to the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

         "Acquired Assets" means all right, title, and interest that Seller possesses and has the right to transfer, in and to all of the assets constituting and used primarily in the Business, including but not limited to, all of the (a) real property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as machinery, equipment, inventories of supplies, manufactured and purchased parts, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, subleases, and rights thereunder, (e) Contracts, Liens, guarantees, other similar arrangements, and rights thereunder, (f) accounts, notes, and other receivables, (g) claims, deposits, prepayments, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (but not including any such item relating to the payment of Taxes), (h) Permits and (i) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and



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promotional materials, studies, reports, and other printed or written materials;
provided,  however, that the Acquired Assets shall not include (i) any corporate
charter,   qualifications   to  conduct  business  as  a  foreign   corporation,
arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller, (ii) rights in and with respect to the assets associated with any Employee Benefit Plans, (iii) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Purchaser on the other hand entered into on or after the date of this Agreement), (iv) any cash, (v) any claims of the Seller for tax refunds, or (vi) except as provided in Section 6.16, the name "Morton" and all variations of that name, all logos used in connection with that name, and all goodwill associated with that name.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Liens, losses, expenses, investigative and remedial corrective action costs, and fees, including litigation costs and reasonable attorneys' fees and expenses.

         "Affiliate" means, with respect to any specified Person, (a) any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person, or (b) any director or executive officer with respect to such Person.

         "Agreement" means this Agreement, including all the exhibits and schedules hereto, as this Agreement may be amended, restated or otherwise modified from time to time.

         "Assumed Liabilities" means the Liabilities and obligations of the Business set forth on Schedule 2.2, which shall include: (a) all Liabilities of the Company reflected on the most recent Financial Statements (rather than in any notes thereto), (b) all Liabilities of the Company which have arisen after the most recent fiscal month end in the Ordinary Course of Business (other than any Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of Contract, breach of warranty, tort, infringement, violation of Law, or environmental matter, including without limitation those arising under any Environmental Law or any health and safety regulations), (c) all obligations of the Company arising after the Closing Date (other than any Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of Contract, breach of warranty, tort, infringement, violation of Law, or environmental matter, including without limitation those arising under any Environmental Law or any health and safety regulations relating to events or conditions on or before the Closing Date) under the Contracts and other arrangements referred to in the definition of Acquired Assets, (d) accrued vacation of Transferred Employees and (e) any separation allowances to be paid by the Purchaser pursuant to Section 6.18(e); provided, however, that the Assumed Liabilities shall not include (i) any Liability of the Seller or the Company for Taxes, other than transfer Taxes arising in connection with the consummation of the transactions contemplated hereby which shall be paid by the party upon

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which the tax is imposed by the applicable law or ordinance,  (ii) any Liability of the Seller or the Company for the unpaid Taxes of any Person (other than the Company) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract, or otherwise for periods prior to the Closing Date, (iii) any obligation of the Seller or the Company to indemnify any Person by reason of the fact that such Person was a director, manager, officer, employee, or agent of the Seller or the Company or was serving at the request of any such entity as a partner, member, trustee, director, manager, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise),
(iv) any Liability of the Seller or the Company for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (v) any Liability that relates to any Employee Benefit Plan with respect to which the Seller or the Company has any Liability (whether arising from acts occurring prior to or after the Closing Date), except those, if any, that are expressly identified above as Assumed Liabilities, (vi) any Liability for workers compensation, disability or medical claims incurred by employees of the Company or their eligible dependents arising on or prior to the Closing Date, (vii) any Liability for retention bonuses payable to Transferred Employees, (viii) any Liability for performance bonuses payable by the Seller or the Company, (ix) any Liability of the Seller or the Company, whether related to the Owned Real Property, the Leased Real Property or to any other property, for costs and expenses incurred in connection with events or conditions in existence on or before the Closing Date and arising out of (A) any actual or alleged violation of Environmental Law, (B) arising under Environmental Laws relating to the Company or its facilities or its operations or (C) any pre-Closing arrangement for the treatment, disposal or recycling of Hazardous Materials at property not owned or leased by the Seller or the Company, including any investigating, remedial or corrective obligations, (x) any Liability of the Seller or the Company related to the property located at Mount Angel, Oregon, (xi) any Liability of the Seller or the Company for any products manufactured, sold, leased or delivered prior to the Closing in excess of the reserves shown on the Financial Statements, (xii) any Liability for matters listed on Schedule 4.19,
(xiii) any Liabilities not accounted for on the face of the Financial Statements and not expressly identified above as Assumed Liabilities, or (xiv) any Liability or obligation of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Purchaser on the other hand entered into on or after the date of this Agreement).

         "Authority" means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any public, private or industry regulatory authority, whether national, Federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any applicable Law.

         "Backlog" has the meaning set forth in Section 4.18.


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         "Business"  means the manufacture  and  distribution of traffic marking products including, but not limited to, any traffic marking coatings and any products used in the application of local striping or other traffic marking coatings, and any similar or incidental business conducted by, or engaged in by the Company.

         "Business Day" means any day on which banking institutions in New York, New York and St. Louis, Missouri, are open for the transaction of banking business.

         "Certificate of Formation" means the Certificate of Formation of the Purchaser as filed with the Secretary of State of the State of Delaware, as amended from time to time.

         "Certificate of Incorporation" means the Certificate of Incorporation of the Seller as filed with the Secretary of State of the State of Indiana, as amended from time to time.

         "Closing" means the consummation of the transactions contemplated herein.

         "Closing Date" has the meaning set forth in Section 3.1.

         "Closing Statement" has the meaning set forth in Section 2.4.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set forth in the Preamble.

         "Contract" means any contract, lease, commitment, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan or license, whether written or oral.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

         "Employment Agreement" means, unless otherwise noted, the Employment and Non-Competition Agreement, dated the Closing Date, between the Purchaser and Robert Currell.

         "Environmental Audit" has the meaning set forth in Section 6.12.


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         "Environmental  Law"  means  any  Law  which  relates  to or  otherwise regulates or imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noises, odors or any Hazardous Materials into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986 (together, as amended, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Air Act, the Clean Water Act, as amended, any so-called "Superfund" law, and any other similar Federal, state or local Law, all as in effect on the Closing Date.

         "Environmental Post Closing Covenant Matters" has the meaning set forth in Section 6.19(c).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Financial Statements" means the following:

                  (a) the separate unaudited operating statements of the Company as of June 30, 1998, June 30, 1997, June 30, 1996, June 30, 1995 and June 30,
1994 (including all notes thereto) which are included in Schedule 4.3, consisting of the statement of operating investment at such dates and the related statements of operating income, operating cash flows and EBITDA for the twelve month periods then ended.

                  (b) the unaudited financial statements of the Company as of February 28, 1999, which are included in Schedule 4.3, consisting of the statements of operating investment at such date and the related statements of operating income, operating cash flows and EBITDA for the 8 month period then ended.

         "GAAP" means generally accepted accounting principles, as of the date hereof, in the United States.

         "Hazardous Material" means

                  (a)  any "hazardous substance", as defined by CERCLA;

                  (b)  any  "hazardous   waste",  as  defined  by  the  Resource
Conservation and Recovery Act, as amended;

                  (c)  any petroleum product or fractions thereof; or


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                  (d) any  pollutant or  contaminant  or  hazardous,  dangerous, toxic or radioactive chemical, material or substance, whether as matter or energy, within the meaning of any applicable Environmental Law all as now or at any time hereafter in effect.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Independent Accounting Firm" has the meaning set forth in Section 2.4.

         "Indemnification Period" has the meaning set forth in Section 10.1.

         "indemnitee" has the meaning set forth in Section 10.4.

         "indemnitor" has the meaning set forth in Section 10.4.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium), in each case as related to or associated with the Business. Except as set forth in Section 6.16, the term "intellectual property" shall not include the name "Morton", any variations of that name, any logos used in connection with that name, or any goodwill associated with that name.

         "knowledge" means actual knowledge, after reasonable inquiry, of the employees of the Seller identified on Schedule 1.1, except that with regard to environmental matters, "knowledge" shall also include the on-site manager for each Owned Real Property.

         "Law" means any law, statute, regulation, ordinance, rule, order, common law standard, decree, judgment, standard, guideline, consent decree or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Authority.

         "Leased Real Property" has the meaning set forth in Section 4.6.

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         "Liability"  means any  liability  (whether  known or unknown,  whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

         "Lien" means any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, right of any third party, easement, encroachment or encumbrance.

         "Major Customers" means the 15 largest customers of the Company, in terms of revenue during each of the 1997 and 1998 fiscal years.

         "Major Products" means the 15 products with the largest sales volume sold by the Company in terms of revenue during each of the 1997 and 1998 fiscal years.

         "Major Suppliers" means the 15 largest suppliers of the Company in terms of purchases during each of the 1997 and 1998 fiscal years.

         "material" means any circumstance or state of facts which results in, or would reasonably be expected to result in, losses or the expenditure or commitment of $50,000 or more, or which results in any material limitation or restriction on the ability of the Purchaser to conduct the Business as it previously has been conducted by the Seller.

         "Material Adverse Effect" means any circumstances, developments or matters whose effect on the business, properties, assets, results, operations, condition (financial and other) and prospects of a Person, either alone or in the aggregate, is or would reasonably expected to be materially adverse.

         "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37).

         "Objection Notice" has the meaning set forth in Section 2.4.

         "Ordinary Course of Business" means the ordinary course of business of the Company consistent with past custom and practice (including with respect to quantity and frequency).

         "Owned Real Property" has the meaning set forth in Section 4.5.

         "Permits" has the meaning set forth in Section 4.17.

         "Person" means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association, governmental authority or other entity.

         "Purchase Price" has the meaning set forth in Section 2.3.

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         "Purchaser" has the meaning set forth in the Preamble.

         "Purchaser Group" has the meaning set forth in Section 10.2.

         "Related Agreement" means any Contract which is or is to be entered into at the Closing or otherwise pursuant to this Agreement or in connection with the transactions contemplated hereby.

         "Required Consents" means the consents, approvals or waivers of each Person whose consent or approval shall be required in connection with this Agreement and the transactions contemplated hereby, except for those consents or approvals for which failure to obtain would not, individually and in the aggregate, have a Material Adverse Effect upon the consummation of the transactions contemplated hereby.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" has the meaning set forth in the Preamble.

         "Subsidiary" means any corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association, or other entity that is directly or indirectly controlled by the Company.

         "Survey" means a survey with respect to each property, consisting of a plat and field notes, prepared by a licensed surveyor acceptable to the Purchaser and the Title Company, which survey shall: (a) reflect the actual dimensions, the gross area and the net area of the property, the location of any easements, rights-of-way, setback lines or other matters referred to in the Title Commitment; (b) include the surveyor's registration number and seal and the date of the survey; (c) include a certification to Purchaser and the Title Company acceptable to each; (d) reflect that the property has access to and from a publicly dedicated street, roadway or highway; (e) be sufficient to cause the Title Company to delete the "survey exception" in Schedule B of the Title Policy to the extent permitted by the rules of ALTA; (f) reflect the area within the property, if any, that has been designated by any governmental agency or body as being subject to special or increased flood hazards; and (g) comply with the most recent regulations of ALTA/ACSM, including Items 1, 2, 3, 4, 6, 7(a), 8, 10, 11 and 13 from Table A of such regulations.

         "Taxes" means all taxes, charges, fees, duties, levies or other assessments, including, without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unemployment, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, disability, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees' income withholding and Social Security taxes imposed by the United States or any foreign country or by any state, municipality, subdivision or instrumentality of the

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United States or of any foreign country or by any other tax authority, including all applicable penalties and interest, and such term shall include any interest, penalties or additions to tax attributable to such taxes.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 10.4.

         "Title Commitment" has the meaning set forth in Section 7.10.

         "Title Company" has the meaning set forth in Section 7.10.

         "Transferred Employees" has the meaning set forth in Section 6.18.

         "Year 2000 Ready" means the ability to accurately process date/time data (including but not limited to, calculating, composing, and sequencing) from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations.


                                   ARTICLE II

                                BASIC TRANSACTION

         SECTION 2.1 Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Seller and the Seller agrees to sell, transfer, convey, and deliver to the Purchaser, all of the Acquired Assets at the Closing for the consideration specified in Section 2.3.

         SECTION 2.2 Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Purchaser agrees to assume and become responsible for all of the Assumed Liabilities at the Closing, as set forth on
Schedule 2.2. The Purchaser will not assume or have any responsibility with respect to any other obligations or Liability of the Company or the Seller not included within the definition of Assumed Liabilities.

         SECTION 2.3 Purchase Price. As consideration for the Acquired Assets the Purchaser shall pay to the Seller, by wire transfer of immediately available funds, cash in the amount of $38,000,000 minus the amount of any outstanding indebtedness and minus the amounts set forth in Sections 6.4 and 6.17(b) (as so adjusted, the "Purchase Price").



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         SECTION 2.4  Purchase Price Adjustment.

                  (a) Preparation of Closing Statement. Within 10 Business Days after the Closing Date, the Seller will prepare and deliver to the Purchaser a statement of operating investment of the Company as of the close of business on the Closing Date (the "Closing Statement"), and a certificate of the Chief Financial Officer of the Company stating that the Closing Statement was prepared so as to present fairly the financial position of the Company on a basis consistent with the Financial Statements. Within 10 Business Days after the Purchaser's receipt of the Closing Statement, the Purchaser may give the Seller a written notice stating in reasonable detail the Purchaser's objections (an "Objection Notice") to the Closing Statement. If the Purchaser does not tender to the Seller an Objection Notice within 10 Business Days after receipt of the Closing Statement, then the Closing Statement will be conclusive and binding upon the parties.

                  (b) Dispute and Amicable Resolution. If the Purchaser timely gives an Objection Notice as described in subsection (a) above, then the Purchaser and the Seller will attempt amicably to resolve their disputes as reflected in the Objection Notice, and any amount agreed to in writing by the Purchaser and the Seller will be conclusive and binding upon the parties.

                  (c) Resolution by Independent Accounting Firm. If the Purchaser and the Seller do not resolve all disputes as reflected in the Objection Notice within 15 Business Days after the Objection Notice is given, then the Purchaser and the Seller will retain the firm of Deloitte & Touche LLP (the "Independent Accounting Firm") to review the Closing Statement, as soon as practicable, and, in any event, within 20 Business Days after the submission of any dispute to it, including all work papers prepared by the parties. The final determination by the Independent Accounting Firm will be conclusive and binding upon the parties for the purposes of Section 2.4(d) below. The fees and expenses of the Independent Accounting Firm shall be borne by the Purchaser, on the one hand, and the Seller, on the other hand, in such proportion as shall be determined by the Independent Accounting Firm giving consideration to the Purchaser's and Seller's initial positions with respect to the Closing Statement and how far such positions were from the Independent Accounting Firm's decision.

                  (d) Purchase Price Adjustment. If the final "working capital" (as that term is defined in Section 7.6(b)) of the Company is less than $9.6 million, the Seller shall pay to the Purchaser the amount of the difference by wire transfer of immediately available funds to an account or accounts designated by Purchaser in writing, no later than three Business Days after the final determination of the Company's final working capital.

                                   ARTICLE III

                           CLOSING OF THE TRANSACTION

         SECTION 3.1 Closing. The Closing of the transactions contemplated by this Agreement shall take place at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 at 10:00 A.M. on the latest of:

                  (a)  May 20, 1999,

                  (b) five Business Days after the satisfaction or waiver of the conditions precedent set forth in Articles VII and VIII, or

                  (c) such other date, time and place as may be agreed by the Purchaser and the Seller; provided, however, that the date of the Closing shall be automatically extended from time to time for so long as any of the conditions set forth in Articles VII and VIII shall not be satisfied or waived, subject, however, to the provisions of Section 9.1. The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the "Closing Date."

         SECTION 3.2 Deliveries at the Closing. At the Closing, (a) the Seller will deliver to the Purchaser the various certificates, instruments, and documents referred to in Article VII; (b) the Purchaser will deliver to the Seller the various certificates, instruments, and documents referred to in
Article VIII; (c) the Seller will execute, acknowledge (if appropriate), and deliver to the Purchaser (i) assignments (including real property and Intellectual Property transfer documents) in the forms attached hereto as Exhibit A through C and (ii) such other instruments of sale, transfer, conveyance, and assignment as the Purchaser and their counsel may reasonably request; (d) the Purchaser will execute, acknowledge (if appropriate), and deliver to the Seller (i) an assumption in the form attached hereto as Exhibit D and (ii) such other instruments of assumption as the Seller or their counsel may reasonably request; and (e) the Purchaser will deliver to the Seller the consideration specified in Section 2.3 above.

         SECTION 3.3 Allocation. The Purchaser and the Seller agree to allocate the Purchase Price (including the amount of Assumed Liabilities and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached as Schedule 3.3. Any adjustment to the Purchase Price shall be allocated as provided in Temp. Treas. Regulation ss. 1.1060-1T(f).

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to the Purchaser that, except as set forth in the relevant schedule, as of the date hereof and as of the Closing Date:

         SECTION 4.1  Due Incorporation; Authorization.

                  (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana, with all requisite power and authority to own and operate its assets and properties as they are now being owned and operated, except where the failure to have such power and authority would not have a Material Adverse Effect. The Company has no direct or indirect Subsidiaries. True, correct and complete copies of the Certificate of Incorporation and the By-laws, as amended, of the Seller have been delivered to Purchaser.

                  (b) The Seller has full corporate power and authority to execute and deliver this Agreement and the Related Agreements and to perform the other transactions contemplated hereby. The execution and delivery of this Agreement and the Related Agreements by the Seller and the performance by the Seller of its obligations hereunder and the other transactions provided for herein have been duly and validly authorized by all necessary corporate action on the part of the Seller. The Board of Directors of the Seller has approved the execution, delivery and performance of this Agreement and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and constitutes the valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         SECTION 4.2 Noncontravention. The execution, delivery and performance of this Agreement, the Related Agreements, and the other transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (a) any term or provision of the Certificate of Incorporation or By-laws of the Seller; (b) any judgment, decree or order of any Authority to which the Seller or the Company is a party or by which the Seller, the Company or any of their respective properties are bound, (c) any material Contract to which the Seller or the Company is a party or by which the Seller, the Company or any of their respective assets or properties are bound, or (d) any Law applicable to the Seller or the Company. Except for compliance with the applicable requirements of the HSR Act and as set forth on the relevant schedule, no material consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

         SECTION 4.3 Financial Statements.

                  (a) The Financial Statements have been prepared in accordance with GAAP, present fairly the financial position of the Company as of the dates thereof and the results of operations and cash flows of the Company for the periods covered thereby, and are consistent in all material respects with the books and records of the Company (which books and records are correct and complete in all material respects), except that interim financial statements omit footnotes and are subject to year-end adjustments and accruals.

                  (b) The Company has no material Liabilities, debts, claims or obligations of any nature on the date of this Agreement (and, to the knowledge of the Seller, there is no basis for any action, suit proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any material liability) except (i) Liabilities disclosed in Schedule 4.3 or in the Financial Statements, (ii) Liabilities incurred in the Ordinary Course of Business and consistent with past practice since February 28, 1999 (none of which relates to any breach of Contract, breach of warranty, tort, infringement, or violation of Law or arose out of any charge, complaint, action, suit, claim, proceeding or demand) and (iii) Liabilities incurred in connection with or as a result of the transactions contemplated by this Agreement and the Related Agreements.

         SECTION 4.4 Title to Assets. Except as disclosed in the Schedule 4.4, the Company has good title to, and is the lawful owner of, all of the assets and properties that are material to the Company or the Business, free and clear of any Lien, except for (a) assets which are leased and Intellectual Property which is licensed; (b) mechanics', carriers', landlords', workers' and other similar Liens imposed by Law arising in the Ordinary Course of Business; and (c) Liens for Taxes not yet due and payable (collectively, the "Permitted Liens").

         SECTION 4.5 Owned Real Property. Schedule 4.5 lists and describes briefly all real property owned by the Company or the Seller at which the operations of the Business are conducted (the "Owned Real Property"). With respect to each parcel of Owned Real Property listed in Schedule 4.5:

                  (a) the Company or the Seller has good and marketable title to the parcel of real property, subject only to the title exceptions identified in the Title Commitments;

                  (b)  there are no (i)  pending  or,  to the  knowledge  of the
Seller, threatened condemnation proceedings relating to the property or (ii) pending or, to the knowledge of the Seller, threatened litigation or administrative actions relating to the property, or (iii) other matters that materially and adversely affect the current use, occupancy, or value thereof;

                  (c) all facilities have received all material approvals of Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations except for violations which are not material;

                  (d) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

                  (e) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

                  (f)  there  are  no  parties   (other  than  the  Company)  in
possession of the parcel of real property who are in possession of space to which they are entitled;

                  (g) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of real property;

                  (h) neither the Seller nor the Company has experienced any material damage, destruction, or loss (whether or not covered by insurance) to the Owned Real Property within the previous five years; and

                  (i) all Required Consents for the assignment of each parcel of real property have been obtained or will be obtained prior to the Closing Date.

         SECTION 4.6 Real Property Leases. Schedule 4.6 lists and describes briefly all real property leased or subleased to the Company or the Seller that relates in any way to the Business (the "Leased Real Property"). The Seller has delivered to the Purchaser correct and complete copies of the leases and subleases listed in Schedule 4.6 (as amended to date).
With respect to each lease and sublease listed in Schedule 4.6:

                  (a) the lease or sublease is legal, valid, binding, enforce-able, and in full force and effect;

                  (b) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing and all Required Consents for the assignment of such lease or sublease have been obtained or will be obtained prior to the Closing Date;

                  (c) no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                  (d) no party to the lease or sublease has repudiated any provision thereof;

                  (e) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                  (f) with respect to each sublease, the representations and warranties set forth in subsections (a) through (e) above are true and correct with respect to the underlying lease;

                  (g)  neither   the  Company  nor  the  Seller  has   assigned,
transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                  (h) all facilities leased or subleased thereunder have received all approvals of Authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

                  (i) all facilities leased or subleased thereunder are supplied
with  utilities  and  other  services   necessary  for  the  operation  of  said
facilities.

         SECTION 4.7 Intellectual Property.

                  (a) The Seller or the Company owns or has the right to use pursuant to license, sublicense, Contract, or permission all Intellectual Property necessary for the operation of the Business as presently conducted. Each item of Intellectual Property owned or used by the Seller or the Company in the Business immediately prior to the Closing hereunder will be owned or available for use by the Purchaser on identical terms and conditions immediately subsequent to the Closing hereunder. However, except as provided in Section
6.16, the Seller is retaining all rights to the name "Morton" and to all variations of that name, all logos used in connection with that name, and all goodwill associated with that name. The Seller and the Company have taken all necessary action to maintain and protect each item of Intellectual Property which is material to the Business in accordance with the customary practices of the Business.

                  (b) Except as disclosed in Schedule 4.7, (i) neither the Seller nor the Company has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties in connection with the operation of the Business, (ii) neither the Seller nor the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller or the Company must license or refrain from using any Intellectual Property rights of any third party), (iii) to the knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller or the Company, and (iv) there are no interferences, infringements, misappropriations or violations of the Intellectual Property rights of any person by the Seller or the Company that would reasonably be expected to have a Materially Adverse Effect on the Business.

                  (c) Schedule 4.7 identifies each unexpired registration which has been issued to the Seller or the Company with respect to any of its Intellectual Property, identifies each pending application for registration of trademark or copyright which the Seller or the Company has made with respect to any of its Intellectual Property, and identifies each license, Contract or other permission which the Seller or the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has made available to the Purchaser correct and complete copies of all such patents, registrations, applications, licenses, Contracts and permissions (as amended to date). Schedule 4.7 also identifies each trade name or unregistered trademark used by the Seller or the Company in connection with the Business. With respect to each item required to be identified in Schedule 4.7:

                           (i) the Seller or the Company possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction;

                           (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item.

                           (iv) neither the Seller nor the Company is presently obligated to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (d) Schedule 4.7 identifies each material item of Intellectual Property that any third party owns and that the Seller or the Company uses pursuant to a license, sublicense, Contract or permission granted to the Seller or the Company. The Seller has made available to the Purchaser correct and complete copies of all such licenses, sublicenses, Contracts and permissions (as amended to date). With respect to each item required to be identified in
Schedule 4.7, except as disclosed in Schedule 4.7:

                           (i) with respect to the Seller and, to the knowledge of the Seller, with respect to the other parties, the license, sublicense, Contract or permission is legal, valid, binding, enforceable, and in full force and effect in all material respects;

                           (ii) the license, sublicense, Contract or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (iii) no party to the license, sublicense, Contract or permission is in breach or default in any material respect, and, to the knowledge of the Seller, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (iv) neither the Seller nor the Company has, and no other party to the license, sublicense, or permission has notified the Seller that it has, repudiated any material provision thereof;

                           (v) the item of Intellectual Property under the license, sublicense or permission is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (vi) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Seller, is threatened which challenges the legality, validity, or enforceability of the item of Intellectual Property under the license, sublicense or permission; and

                           (vii)  neither the Seller nor the Company has granted
         any   sublicense   or  similar  right  with  respect  to  the  license,
         sublicense, or permission.

                  (e) There are no patents or unexpired patent registrations issued to the Seller or the Company and no patents have been assigned by the Seller or the Company, in each case, that are used in connection with the Business.

         SECTION 4.8 Tangible Assets. The Company owns or leases all buildings, machinery, equipment and other tangible assets necessary for the conduct of the Business as presently conducted. Except as disclosed in Schedule 4.8, each such tangible asset is free from material defects, has been maintained substantially in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. The Acquired Assets will be sufficient to permit the Purchaser to operate the Business as presently conducted.

         SECTION 4.9 Inventory. The inventory of the Company consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on Schedule 4.9 as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company.

         SECTION 4.10 Contracts. Schedule 4.10 contains an accurate list as of the date of this Agreement of all the Contracts of the following types that relate in any material way to the Company or the Business to which the Seller or the Company is a party or to which any of its assets or properties are subject:

                  (a) any Contract (or group of related Contracts) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

                  (b) any Contract (or group of related Contracts) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $100,000;

                  (c) any Contract outside the Ordinary Course of Business granting to any Person a right of first refusal or option to purchase or acquire any material assets;

                  (d)  any  Contract   which  involves  or  contributes  to  the
Company's aggregate annual remuneration which exceeds 5% of the Company's annual revenues for the fiscal years ended June 30, 1998 and June 30, 1997;

                  (e) any capitalized lease, pledge, conditional sale or title retention agreement involving the payment of more than $50,000 in the aggregate;

                  (f)  any Contract concerning a partnership or joint venture;

                  (g)  any  material  Contract  with  a  sales   representative,
manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any agreement to act as one of the foregoing on behalf of any Person;

                  (h) any material Contract (or group of related Contracts) under which the Company has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Lien on any of its assets, tangible or intangible;

                  (i) any material Contract pursuant to which the Company has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another Person (except for the negotiation or collection of negotiable instruments in transactions in the Ordinary Course of Business);

                  (j) any mortgage, indenture, note, bond or other agreement relating to indebtedness incurred or provided by the Company;

                  (k) any Contract concerning confidentiality or noncompetition or otherwise prohibiting the Company from freely engaging in any business;

                  (l)  any material Contract between the Company and the Seller;

                  (m) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (n) any material license, royalty or other written Contract relating to Intellectual Property not otherwise delivered to the Purchaser pursuant to Section 4.7(d);

                  (o)  any material Contract with any governmental body;

                  (p)  any collective bargaining agreement;

                  (q) any Contract for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

                  (r) any material Contract, except Contracts which have been fully performed, relating to any acquisition or disposition of any division, line of business, or real property;

                  (s) any material Contract under which it has advanced or loaned any amount to any of its directors, officers, and employees which remains unpaid;

                  (t) any Contract under which the consequences of a default or termination could have a Material Adverse Effect on the Company;

                  (u) any other Contract (or group of related Contracts) the performance of which involves consideration in excess of $50,000.

Each of the  foregoing  Contracts  has been  made  available  for  review by the
Purchaser. In the case of any material Contract described above which is not written, the Seller has provided to the Purchaser a brief written description of such Contract. With respect to each such Contract, except as disclosed in
Schedule 4.10: (A) with respect to the Seller and, to the knowledge of the Seller, with respect to other parties, the Contract is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) the Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) all Required Consents for the assignment of the Contract have been obtained or will be obtained prior to the Closing Date; (D) with respect to the Seller and, to the knowledge of the Seller, with respect to other parties, no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract; and (E) no party has notified the Seller that it has repudiated any material provision of the Contract.

         SECTION 4.11 Insurance. Schedule 4.11 contains an accurate and complete list as of the date of this Agreement of all policies of fire and casualty, liability, workmen's compensation, product liability and other forms of insurance owned by the Company, including any self insurance arrangements. The Seller maintains policies of fire and casualty, liability, workmen's compensation, product liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in the Seller's judgment, reasonable for the Business and assets of the Company.

         SECTION 4.12  Employee Benefit Plans.

                  (a) General. Except as set forth on Schedule 4.12, the Company is not a party to, does not participate in or have any liability or contingent liability with respect to:

                       (i) any Employee Welfare Benefit Plan or Employee Pension Benefit Plan, other than a Multiemployer Plan;

                       (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an Employee Benefit Plan; or

                       (iii) any employment agreement.

                  (b) Plan Documents and Reports. A true and correct copy of the summary plan description for each of the Employee Pension Benefit Plans and each of the Employee Welfare Benefit Plans listed on Schedule 4.12 has been supplied to the Purchaser. A true and correct copy of the most recent Internal Revenue Service determination letter with respect to each Employee Pension Benefit Plan has been supplied to the Purchaser.

                  (c)  Compliance with Employee Benefit Laws; Liabilities.

                       (i) All Employee Benefit Plans which are Employee Pension Benefit Plans comply in form and in operation in all material respects with all applicable requirements of Sections 401(a) and 501(a) of the Code.

                       (ii) Each Employee Benefit Plan which constitutes a "group health plan" (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code), including any plans of current and former affiliates which must be taken into account under Sections 4980B and 414(t) of the Code or Section 601 of ERISA, has been operated substantially in compliance with applicable law, including coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable.

                  (d) Multiemployer Plans. The Company does not contribute to, has not contributed to, and does not have any liability or contingent liability with respect to any multiemployer plan.

                  (e) The Seller has disclosed to the Purchaser all of the terms and conditions of any severance and bonus arrangements and has delivered to the Purchaser all documents relating to such arrangements.

         SECTION 4.13 Legal  Compliance.  Except as disclosed in Schedule  4.13,
(a) the Company has complied in all material respects with all applicable Laws except where the failure to comply would not be material to the Company and (b) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice is currently pending against it alleging any failure so to comply except where the failure to comply would not be material to the Company.

         SECTION  4.14 No  Material  Adverse  Effect.  Except  as  disclosed  in
Schedule 4.14, since December 31, 1998 until the date hereof, the Company has conducted its Business only in the Ordinary Course of Business and as of the date hereof there has not been any Material Adverse Effect on the Company, and no event has occurred or circumstance exists that may reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.15  Taxes.

                  (a) All federal, state, local and foreign Tax Returns required to be filed by or with respect to the Company through the Closing Date have been or will be accurately prepared, and have been or will be duly and timely filed, and all Taxes (including Taxes withheld from employees' salaries and all other withholding Taxes and obligations and all deposits required to be made by or with respect to the Company with respect to such withholding Taxes or otherwise), interest, penalties, assessments and/or deficiencies due with respect to any taxable period or partial taxable period of the Company ending on or before the Closing Date have been or will be timely paid, or to the extent not due and payable as of the Closing Date, adequate provision for the payment thereof has been or will be made on the financial statements or the books of account of the Company.

                  (b) Except as set forth in Schedule 4.15 attached hereto, the Purchaser will not be required to deduct and withhold any amount pursuant to
Section 1445(a) of the Code upon the transfer of the Acquired Assets to the Purchaser.

         SECTION  4.16  Environmental  Matters.  Except as disclosed in Schedule
4.16 (such exceptions to be identified with the subpart of this Section 4.16 to which the exception applies):

                  (a)  the Company:

                       (i) has complied and is in compliance in all material respects with all Environmental Laws;

                       (ii) has not received notice of any action, suit, proceeding, hearing, investigation, information request, charge, complaint, claim, demand against it alleging any such failure to comply; and

                       (iii) has obtained and complied in all material respects with, and is in compliance in all material respects with, all Permits, licenses and other authorizations that are required pursuant to Environmental Laws.

                  (b) Since 1993, neither the Seller nor the Company has received any written or oral notice, report or other information regarding (i) any alleged violation of Environmental Laws, or (ii) any Adverse Consequences arising under Environmental Laws relating to the Company or its facilities, including any investigatory, remedial or corrective obligations.

                  (c) The Company has not handled or disposed of any substance, arranged for or permitted the release or disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that has given or could reasonably give rise to any material Adverse Consequences for any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental Law.

                  (d) None of the following exists at any property or facility owned or operated by the Company: (1) underground storage tanks, (2)
asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, subsurface impoundments, or Hazardous Material disposal areas.

                  (e) Neither this Agreement nor the consummation of the transactions that is the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any so-called "transaction-triggered" or "responsible property transfer" laws.

                  (f) The Company has never expressly assumed or undertaken any Adverse Consequences of any other Person relating to Environmental Laws, including without limitation any obligation for corrective or remedial action.

                  (g) Nothing has come to the attention of the Seller that would cause it to believe that the Company will be prevented, hindered or limited from continued compliance with Environmental Laws, or will be subject to any investigatory,  remedial  or  corrective  actions  or  obligations  pursuant  to
Environmental Laws, or will be subject to any other material Adverse Consequences pursuant to Environmental Laws, including without limitation any relating to onsite or offsite releases or threatened releases of Hazardous Materials or wastes, personal injury, property damage or natural resources damage.

                  (h) With respect to each parcel of Owned Real Property and Leased Real Property, Seller has provided Purchaser with complete copies of all environmental related data, notices, orders, correspondence, warnings, judgments, Permits, investigations, assessments, audits, studies, tests and related materials in possession of Seller, or known to Seller to exist.

         SECTION 4.17 Permits. Schedule 4.17 is a true and accurate list by category of all material licenses, certificates, permits, franchises, rights, code approvals and private product approvals (collectively, "Permits") held by the Company. The Seller has made each such Permit available for review by the Purchaser. There are no material Permits that the Company does not have, whether federal, state, local or foreign, which are necessary for the lawful operation of the Business of the Company as presently conducted.

         SECTION 4.18 Backlog. The Seller has made available for review by the Purchaser and its representatives an accurate accounting of all customer orders of the Company which constitute backlog ("Backlog") as of February 28, 1999 and the dollar amount represented by such orders. Except as set forth on Schedule 4.18, none of the Backlog orders have been canceled and, to the knowledge of the Seller, there are no threats of cancellation with respect to the Backlog orders.

         SECTION 4.19 Litigation. Except as disclosed on Schedule 4.19, there are no claims pending or, to the knowledge of the Seller, threatened against or affecting the Company, or any of its officers, directors, managers or employees in their capacity as such, or any of the properties or Business of the Company.
Schedule 4.19 sets forth each instance in which the Company (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or
(ii) is a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction.

         SECTION 4.20 Labor Matters. Schedule 4.20 contains a true, complete and accurate list of the names, titles, annual compensation and all bonuses and similar payments made for the last completed fiscal year for all directors, officers and employees of the Company whose annual compensation, including any bonuses, equals or exceeds $50,000. To the knowledge of the Seller, no key employee or group of employees has any plans to terminate employment with the Company during the next 12 months. The Company has complied in all material respects with all applicable foreign, federal and state laws relating to the employment of labor including the provisions thereof relating to wages, hours, collective bargaining and the payment of social security and other Taxes and the Company is not liable for any arrears of wages or any Tax or any penalty for failure to comply with any of the foregoing. There are no material controversies pending or threatened between the Company and its employees. Except as set forth on Schedule 4.20, there are no collective bargaining agreements currently binding on or being negotiated with respect to the business of the Company. There are no pending petitions by labor unions to the National Labor Relations Board for certification as representative of any employees of the Company. The Company has not experienced any strikes, grievances, claims of unfair labor practices or lockouts within the last three years.

         SECTION 4.21 Product Warranty. Except as disclosed on Schedule 4.21, substantially all of the products manufactured, sold, leased, or delivered by the Company have been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties. The Liability of the Company for replacement or repair thereof or other damages in connection therewith for products manufactured, sold, leased, or delivered by the Company in any fiscal year prior to the Closing will not exceed $250,000. No product manufactured, sold, leased, and delivered by the Company is subject to any express guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. Schedule 4.21 includes copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions).

         SECTION 4.22 Product Liability. Except as disclosed in Schedule 4.22, the Company has no material Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

         SECTION 4.23 Year 2000. Except as disclosed in Schedule 4.23, the Company's computer systems and embedded technology, including all applicable hardware and software, are Year 2000 Ready and the failure of the foregoing to be Year 2000 Ready shall not materially and adversely affect the performance of the Company.

         SECTION 4.24 Customers, Suppliers and Products. Since October 31, 1998, there has not been any material change in the business relationship, and there has been no material dispute, between the Company and any Major Customer or Major Supplier, and, to the knowledge of the Seller, no Major Customer or Major Supplier has stated that it intends to reduce its purchases from, or sales to, the Company. Since October 31, 1998, there have been no material decreases in the profit margins on any Major Product. To the knowledge of the Seller, no Major Customer or Major Supplier intends to terminate its business relationship with the Company as a result of the transactions contemplated by this Agreement.

         SECTION 4.25 Brokers. The Seller has used no broker or finder in connection with the transactions contemplated hereby, and neither the Purchaser nor any Affiliate of the Purchaser has or shall have any liability or otherwise suffer or incur any Adverse Consequences as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Purchaser in connection with any of the transactions contemplated by this Agreement.

         SECTION 4.26 Accuracy of Statements. No representation or warranty by the Seller contained in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein or herein not misleading, when all are taken together as a whole (it being understood that, in the event of any inconsistency between this Agreement and any other writings, this Agreement shall control). The Seller knows of no information or fact which has or would have a Material Adverse Effect on the financial condition, business or business prospects of the Company which has not been disclosed to Purchaser.


                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         Purchaser represents and warrants to the Seller that:

         SECTION 5.1 Due Incorporation. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own and operate its assets and properties as they are now being owned and operated.

         SECTION 5.2 Due Authorization. Purchaser has full power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and its Related Agreements have been duly and validly approved by the managing member of Purchaser and no other actions or proceedings on the part of the Purchaser is necessary to authorize this Agreement, its Related Agreements and the transactions contemplated hereby and thereby. Purchaser has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes the legal, valid and binding obligation of Purchaser and Purchaser's Related Agreements, upon execution and delivery by Purchaser, will constitute legal, valid and binding obligations of Purchaser, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable principles.

         SECTION 5.3 Noncontravention. The execution, delivery and performance by Purchaser of this Agreement and its Related Agreements will not (a) violate any Law applicable to Purchaser; (b) except for any filings under the HSR Act, require any filing or registration by Purchaser with, or consent or approval with respect to Purchaser of, any Person; (c) violate or conflict with or result in a breach or default under any Contract to which Purchaser is a party or by which Purchaser or any of its assets or properties are bound; or (d) violate or conflict with the Certificate of Formation or operating agreement of Purchaser.

         SECTION 5.4 Brokers. Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, and none of the Seller, the Company, nor any Affiliate of the Seller or the Company, has or shall have any liability or otherwise suffer or incur any Adverse Consequences as a result of or in connection with any brokerage or finder's fee or other commission of any person retained by the Purchaser in connection with any of the transactions contemplated by this Agreement.


                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.1 Access to Information and Facilities. From the date of this Agreement to the Closing Date, the Seller and the Company shall give the Purchaser and the Purchaser's representatives reasonable access during normal business hours to the offices, facilities, books and records of the Company, and shall make the officers and employees of the Company available to the Purchaser and its representatives as the Purchaser and its representatives shall from time to time reasonably request, in each case to the extent that such access and disclosure would not obligate the Company to take any actions that would unreasonably disrupt the normal course of its business or violate the terms of any Contract to which the Company is bound or any applicable law or regulation. The Purchaser and the Purchaser's representatives will not use any of the confidential information that they receive from the Company except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, the Purchaser and the Purchaser's representatives will return to the Company all tangible embodiments (and all summaries and copies, including electronically stored information) of the confidential information that they receive from the Company which are in its possession; provided, however, that the Purchaser and the Purchaser's representatives shall not be responsible for the confidentiality of any information (i) which, at the time of disclosure, is available publicly, through no fault of the Purchaser (ii) which, after disclosure, becomes available publicly through no fault of the Purchaser, or
(iii) which the Purchaser knew or to which the Purchaser had access prior to disclosure. If, prior to the Closing, the Purchaser shall discover that any representation or warranty made by the Seller in this Agreement is untrue or incorrect, the Purchaser shall so notify the Seller promptly. The Purchaser shall not be entitled to bring any claim for damages or indemnification against the Seller after the Closing by reason of the breach of any representation or warranty if an executive officer of Jackson Products, Inc. had actual knowledge that the Seller was in breach of such representation or warranty on or before the Closing Date.

         SECTION 6.2 Preservation of Business. From the date of this Agreement until the Closing Date, the Company shall be operated in the Ordinary Course of Business and consistent with past practice, and shall use commercially reasonable efforts to preserve intact the present business organization and personnel of the Company, preserve the business relationships of the Company with other Persons material to the operation of the Company, and not permit any action or omission which would cause any of the representations or warranties of the Company contained herein to become inaccurate or any of the covenants of the Company to be breached. Without limiting the generality of the foregoing, except as set forth in Schedule 6.2, prior to the Closing the Company will not, without the prior written consent of the Purchaser:

                  (a) incur any obligation or enter into any Contract which either (i) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $50,000, or (ii) has a term of, or requires the performance of any obligations by the Company over a period in excess of six months;

                  (b) take any action, or enter into or authorize any Contract or transaction, other than in the Ordinary Course of Business and consistent with past practice and other than any transactions contemplated by this Agreement;

                  (c) sell, transfer, convey, assign or otherwise dispose of any of its material assets or properties, except for sales of inventory in the Ordinary Course of Business;

                  (d) waive, release or cancel any claims against third parties or debts owing to the Company, or any rights which have any value;

                  (e) make any changes in its accounting systems, policies, principles or practices;

                  (f) enter into, authorize, or permit any transaction with the Seller or any Affiliates of the Seller, or enter into any Contract relating to compensation or benefits with any Person, or modify any compensation amounts or levels of any officer or employee;

                  (g) make any borrowings, incur any debt, or assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments in the Ordinary Course of Business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or make any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the Ordinary Course of Business and consistent with past practice);

                  (h) make any loans, advances or capital contributions to, or investments in, any other Person;

                  (i) enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, manager, officer or employee, or increase in any manner the compensation or fringe benefits of any director, manager, officer or employee or pay any benefit not required by any existing plan and arrangement or enter into any Contract to do any of the foregoing;

                  (j) acquire, lease or encumber any assets outside the Ordinary Course of Business or any assets which are material to the Company;

                  (k)   authorize  or  make  any  capital   expenditures   which
individually or in the aggregate are in excess of $50,000;

                  (l) make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

                  (m) pay any amount, perform any obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of Liability against the Company or any of its directors, managers, officers, employees or agents;

                  (n) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any Contract, or pay any amount not required by Law or by any Contract; or

                  (o) other than overnight deposits or money market instruments and investments existing on the date hereof, make any investments with cash or the proceeds of existing investments.

         SECTION 6.3 Exclusivity. Prior to the Closing or termination of this Agreement, neither the Seller nor the Company nor any of their respective Affiliates, officers, directors, employees, representatives or agents will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or
(ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will notify the Purchaser immediately if any Person makes any proposal or offer with respect to any of the foregoing.

         SECTION 6.4 Efforts. Subject to the terms and conditions hereof, each party hereto shall use all reasonable efforts to consummate the transactions contemplated hereby as promptly as practicable.

                  (a) The Seller and the Purchaser will as promptly as practicable file with the Department of Justice the notification and report forms required by the HSR Act for the transactions contemplated hereby and any supplemental information that may be reasonably requested by the Department of Justice or the Federal Trade Commission in connection therewith. The Seller and the Purchaser shall cooperate with each other and shall use their reasonable efforts to obtain all consents required by the Department of Justice. The Purchaser shall pay the costs of obtaining such consents and the Purchase Price shall be reduced by $22,500, representing the Seller's proportionate share of such costs.

                  (b) The Seller and the Purchaser will, as promptly as practicable (i) make the required filings with, and take all reasonable steps to obtain all other required authorizations, approvals, consents and other actions of, Authorities and (ii) take all reasonable steps (not including the expenditure of money or the payment or delivery of other consideration) to obtain all other Required Consents of other Persons with respect to the transactions contemplated hereby.

         SECTION 6.5 Discharge of Liens, etc. Prior to or as of the Closing Date, the Seller shall cause all Liens affecting the Company or any of the assets of the Company, other than Permitted Liens to be discharged and extinguished.

         SECTION 6.6 Maintenance of Insurance. The Company will continue to carry its existing insurance through the Closing Date, and shall not allow any breach, default or cancellation (other than expiration and replacement of policies in the ordinary cause of business) of such insurance policies or agreements to occur or exist.

         SECTION 6.7 Notice and Supplemental Information.

                  (a) The Seller and the Purchaser shall each give prompt notice to the other parties of any material adverse development causing a breach of any of its own representations and warranties in Articles IV and V respectively. No disclosure by any party under this Section 6.7(a), however, shall be deemed to amend or supplement any of the schedules or to prevent or cure any misrepresentation or breach of covenant unless the schedules are amended or supplemented pursuant to Section 6.7(b).

                  (b) The Seller will, from time to time, as necessary, prior to or at the Closing, by notice in accordance with the terms of this Agreement, supplement or amend the schedules, including one or more supplements or amendments to correct any matter which would constitute a breach of any representation, warranty, agreement or covenant contained herein. Except with respect to information relating to the representations and warranties contained in Sections 4.1, 4.2 and 4.25, the information provided pursuant to this Section

6.7(b) will be deemed to have amended the relevant schedule, to have qualified the representations and warranties contained in Article IV, and to have cured any misrepresentation or breach of warranty that otherwise might have existed under this Agreement in the absence of the disclosure of the supplementary information and amendment of the schedules. Except with respect to information relating to the representations and warranties contained in Sections 4.1, 4.2, and 4.26, the information provided pursuant to this Section 6.7(b) will be deemed to have amended the relevant schedule, to have qualified the representations and warranties contained in Article IV, and to have cured any misrepresentation or breach of warranty that otherwise might have existed under this Agreement in the absence of the disclosure of the supplementary information and amendment of the schedules. If, in the opinion of the Purchaser, such supplement or amendment to the schedules would materially and adversely affect the Business being acquired or the transactions contemplated by this Agreement, the Purchaser may exercise its rights under Section 9.1(d) to terminate this Agreement.

         SECTION 6.8 Post-Closing Access and Cooperation. The Purchaser, after the Closing Date, will (a) follow the Seller's record-retention policies and (b) afford the Seller and its representatives reasonable access during normal business hours to the offices, facilities, books, records, officers and employees of the Purchaser to the extent reasonably requested by such Persons to the extent such access does not disrupt the operation of the business of the Purchaser. Without limiting the generality of the foregoing, the Purchaser will cooperate with the Seller in the defense of any litigation (including, without limitation, making personnel available for purposes of trial preparation and testimony) and providing information requested by any such Person for the preparation of any such Person's Tax Returns. The Purchaser shall not destroy any Company records which are acquired hereunder so long as such records are required to be maintained by applicable law.

         SECTION 6.9 Public Announcements. The Seller and the Purchaser will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and no party shall, without the prior written consent of the others, issue any such press release or make any such public statement, except as may be required by applicable law or by the New York Stock Exchange.

         SECTION 6.10 Consistent Tax Reporting. The Seller and Purchaser shall treat and report the transactions contemplated by this Agreement in all respects consistently for purposes of any federal, state or local tax. The parties hereto shall not take any actions or positions inconsistent with the obligations or agreements set forth herein, including without limitation, the allocation of the Purchase Price and Assumed Liabilities set forth on Schedule 3.3.

         SECTION 6.11 Interim Financial Statements. The Company agrees to provide to the Purchaser as soon as practicable after the end of each calendar month operating statements of the Company, consisting of a statement of operating investment as of the end of such month, and statements of operating income, operating cash flow and EBITDA for that month and for the portion of the year then ended.

         SECTION 6.12 Environmental Audit. The Seller, with the cooperation and assistance of the Purchaser, shall prepare an audit (the "Environmental Audit") providing environmental assessments of the real property and facilities owned, leased or operated by the Company. The Purchaser shall provide the Seller with copies of all environmental reports prepared by Purchaser's environmental consultants to assist in the preparation of the Environmental Audit.

         SECTION 6.13 Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Purchaser after the Closing as it maintained with the Company prior to the Closing. For one year after the Closing, the Seller will refer all customer inquiries relating to the Business of the Company to the Purchaser.

         SECTION 6.14 Confidentiality. The Seller will treat and hold as such all of the confidential information of the Purchaser, refrain from using any of the confidential information of the Purchaser except in connection with this Agreement, and, in the event of a Closing, deliver promptly to the Purchaser or destroy, at the request and option of the Purchaser, all tangible embodiments (and all copies) of the confidential information of the Purchaser which are in its possession. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any confidential information of the Purchaser, the Seller will notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 6.14. If, in the absence of a protective order or the receipt of a waiver hereunder, a party is, on the advice of counsel, compelled to disclose any confidential information of the Purchaser to any tribunal or else stand liable for contempt, the Seller may disclose the confidential information of the Purchaser to the tribunal; provided, however, that the Seller shall use its reasonable best efforts to obtain, at the request of the Purchaser, an order or other assurance that confidential treatment will be accorded to such portion of the confidential information of the Purchaser required to be disclosed as the Purchaser shall designate. The foregoing provisions shall not apply to any information (i) which, at the time of disclosure, is available publicly, through no fault of the Seller, or (ii) which, after disclosure, becomes available publicly through no fault of the Seller.

         SECTION 6.15 Noncompetition; Nonsolicitation.

                  (a) The Seller acknowledges that it has a special knowledge of the Business and the proprietary and Confidential Information included in the Business, and that the Purchaser is making a considerable investment in the Business from which the Seller has benefitted. In consideration of this Agreement and such investment and benefit, and as an inducement to the Purchaser to enter into this Agreement and consummate the transactions contemplated herein, the Seller agrees that, for a period of four years after the Closing Date, it will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as partner, or otherwise have any financial interest in, or aid or assist anyone else in the conduct of, any business that directly or indirectly designs, manufactures and/or distributes (i) traffic marking coatings, or (ii) any products used in the application of local striping or other traffic marking coatings (a "Competitive Business"); provided, however, that the Seller may own less than 1% of any outstanding class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, of an issuer that is a Competitive Business.

                  (b) For a period of four years following the Closing Date, the Seller covenants that it will not, without the express prior written approval of the Board of Directors of the Purchaser, directly or indirectly recruit, solicit or otherwise induce or influence any sales agent, joint venturer, lessor, supplier, agent, representative or any other person that has or had during the one year period initially preceding the Closing Date a business relationship with the Company other than as an employee, to discontinue, reduce or adversely modify such employment, agency or business relationship with the Purchaser as it relates to the Business as conducted by the Purchaser after the Closing Date.

                  (c) For a period of four years following the Closing Date, the Seller will not without the express prior written approval of the Board of Directors of the Purchaser, directly or indirectly, recruit, solicit or otherwise induce or influence any customer of the Purchaser to discontinue, reduce or modify such business relationship with the Purchaser.

                  (d) Notwithstanding anything to the contrary set forth in this
Section 6.15, the Purchaser expressly acknowledges that the Seller has entered into a Merger Agreement with Rohm and Haas Company pursuant to which a subsidiary of Rohm and Haas will acquire a majority of the outstanding stock of Seller which subsidiary will then be merged into Seller. Nothing contained in this Section 6.15 shall restrict Rohm and Haas or any subsidiary or affiliate of Rohm and Haas, other than Seller and subsidiaries of Seller, from engaging in the business of supplying raw materials or other components used in the manufacture of traffic markings in the ordinary course of business. Except as otherwise provided in this Section 6.15(d), Rohm and Haas shall be subject to the provisions of this Section 6.15.

                  (e) Except in connection with the transactions contemplated hereby, for a period of six (6) months following the Closing Date, neither the Seller nor the Purchaser shall employ or seek to employ any person or agent who is employed or retained, as of the Closing Date, (i) by the Purchaser, in the case of the Seller or the Company or (ii) by the Seller, in the case of the Purchaser. The provisions of this Section 6.15(e) shall not be applicable in the case of any employee who is laid off by the Purchaser for economic or budgetary reducing purposes.

                  (f) The Seller, the Company and the Purchaser agree that the violation or threatened violation of any of the provisions of this Section 6.15 shall cause immediate and irreparable harm to the non-breaching party and that the damage to the non-breaching party will be difficult or impossible to calculate with precision. Therefore, in the event that any party violates this
Section 6.15, an injunction restraining the breaching party from such violation may be entered against the breaching party in addition to any other relief available to the non-breaching party.

                  (g) If, at the time of  enforcement  of any  provision of this
Section 6.15, a court shall hold that the duration, scope or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope or other restrictions and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and other restrictions permitted by law.

         SECTION 6.16 Business Name. For a period of one year after the Closing Date, the Purchaser and its Affiliates shall be permitted to use the name "Morton" in connection with the Acquired Assets and the Business being purchased hereunder to the extent necessary to exhaust supplies of products, literature and signage acquired hereunder.

         SECTION 6.17 Proration of Real Estate and Personal Property Taxes; Transfer, Sales and Use Taxes.

                  (a) All real estate and personal property Taxes relating to the Acquired Assets which shall have accrued and become payable prior to the Closing Date shall be paid by the Company. All such Taxes which shall be accrued but unpaid shall be prorated to the Closing Date. In connection with such proration of Taxes, in the event that actual Tax figures are not available at the Closing Date, proration of Taxes shall be based upon 105% of the actual Taxes for the preceding year for which actual Tax figures are available. The amount due one party as a result of such proration shall be paid to the other party at the Closing.

                  (b) Any transfer Taxes payable as a result of the transactions contemplated hereby will be paid by the party upon which the Tax is imposed by the applicable law or ordinance. The Purchaser shall pay all sales and use Taxes due as a result of the transactions contemplated hereby and the Purchase Price shall be reduced by 50% of such Taxes due, representing the Seller's proportionate share of such Taxes.

         SECTION 6.18 Transferred Employees.

                  (a) Purchaser will offer employment to such active employees of the Company as Purchaser shall decide. Each such employee who accepts Purchaser's offer of employment shall be a "Transferred Employee" upon the later of the Closing Date or the date on which the Transferred Employee begins employment with the Purchaser.

                  (b) Effective as of the date that a person becomes a Transferred Employee, each Transferred Employee shall cease to be covered by Seller's or the Company's Employee Welfare Benefit Plans. Seller shall retain responsibility for all claims incurred under the Employee Welfare Benefit Plans by such employees prior to the date they become Transferred Employees. Seller shall retain any obligation for payment of long or short-term disability claims arising from disabilities of such employees, or workers compensation claims of such employees that occurred prior to the Closing Date. For purposes of this paragraph, a claim shall be deemed to have been incurred when the medical or other service giving rise to the claim is performed, except that disability and workers compensation claims shall be deemed to have been incurred on the date the employee becomes disabled or injured.

                  (c) Seller shall retain responsibility for COBRA beneficiaries under the Employee Welfare Benefit Plans as well as any retiree medical benefit obligation the Seller has to the Transferred Employees.

                  (d)  Seller  shall  provide  all   reasonable   assistance  to
Purchaser in making direct rollovers to Purchaser's 401(k) plan on behalf of the Transferred Employees.

                  (e) In order to induce employees of the Company to remain in the Company's employ and assist in implementing a smooth transition in the ownership of the Company, the Seller has entered into agreements with the employees of the Company for separation allowances and retention bonuses. The retention bonuses will be payable by the Seller to designated employees of the Company who are offered employment by the Purchaser and who are retained in the employ of the Purchaser for at least six months after the Closing Date. The Purchaser shall assume all obligations of the Seller with respect to the payment of separation allowances earned by employees of the Company (a) who are relocated by the Purchaser, (b) whose employment is terminated by the Purchaser for reasons other than cause, or (c) whose wage rate or salary is reduced by the Purchaser below his or her wage rate or salary as of the Closing Date, in each case within six months after the Closing Date.

         SECTION 6.19 Post-Closing Covenants. The Seller and the Purchaser agree as follows with respect to the period following the Closing:

                  (a) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party hereto reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article X). From and after the Closing, the Purchaser will be entitled to access all documents, books, records, agreements, and financial data of any sort relating to the Company upon reasonable advance notice.

                  (b) In the event and for so long as any party hereto actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other parties hereto will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article X).

                  (c) In regard to all matters disclosed on Schedule 4.16 or as set forth on the Environmental Audit, as between Seller and Purchaser, Seller hereby agrees and covenants that Seller will be responsible, at its sole cost and expense, for all investigations, studies, cleanup, corrective action, response or remedial action required under applicable Environmental Law by any Authority now or hereafter authorized to regulate environmental matters, or by any consent decree, court or administrative order or Environmental Law, now or hereafter in effect ("Environmental Post Closing Covenant Matters"). This covenant shall survive the Closing and continue in full force and effect until the expiration of any applicable statute of limitations (including any extensions and waivers thereof).

                  As between Seller and Purchaser, Seller shall have the primary responsibility and right to provide information to and negotiate with Authorities and to implement all investigations and any environmental cleanup, remediation, or other activities relating to the Environmental Post Closing Covenant Matters. Purchaser hereby grants to Seller and Seller's agents a right of entry upon the facilities to permit the implementation and fulfillment of Seller's covenants hereunder, provided, however, that Seller hereby agrees (i) to hold harmless, defend and indemnify Purchaser from and against all Adverse Consequences caused by Seller's exercise of the right of entry herein granted except for Adverse Consequences caused by the Purchaser's own negligence and
(ii) Seller shall not permit any damage, nuisance, or waste on the Owned Real Property and Seller shall conduct its operation on the Owned Real Property in a manner reasonably satisfactory to Purchaser. Purchaser shall have the right to participate in any conversations or meetings with Authorities relevant to the investigation or remediation of the Environmental Post Closing Covenant Matters.


                                   ARTICLE VII

              CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

         The obligations of the Purchaser to effect the transactions contemplated by this Agreement are subject to the satisfaction or written waiver by the Purchaser of the following conditions precedent on or before the Closing
Date:

         SECTION 7.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of the Seller in Article IV herein shall have been accurate, true and correct in all material respects on and as of the date of this Agreement and shall also be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date; provided, that any representation or warranty which is by its terms qualified by materiality shall be accurate, true and correct in all respects.

         SECTION 7.2 Compliance with Agreements and Covenants. The Seller and the Company shall have performed and complied in all material respects with all of the covenants, obligations and agreements contained in this Agreement to be performed and complied with by the Seller or the Company on or prior to the Closing Date; provided, that any covenant which is by its terms qualified by materiality shall have been performed and complied in all respects.

         SECTION 7.3 Execution of Related Agreements. All of the Related Agreements shall have been duly executed by all of the relevant parties and shall be effective as of the Closing Date.

         SECTION 7.4 Compliance with HSR Act. In the reasonable opinion of the Purchaser, the parties shall have complied with all applicable provisions of the HSR Act and of the regulations interpreting that Act, and any "waiting periods" applicable to the transaction contemplated by this Agreement which are imposed by the HSR Act shall have expired prior to the Closing Date or shall have been terminated by the appropriate Authority.

         SECTION 7.5 Required Consents. All Required Consents shall have been obtained.

         SECTION 7.6 Financial Condition at Closing. All of the following financial conditions shall exist at Closing:

                  (a) The Company shall not have any outstanding indebtedness. The term "indebtedness" shall include notes payable and the short-term and long-term portions of any and all indebtedness for borrowed money or other obligations, including capitalized lease obligations, including accrued interest, fees and prepayment penalties with respect thereto, all as determined in accordance with GAAP. In the event there is outstanding indebtedness, the Purchase Price shall be reduced by the amount of such indebtedness as provided in Section 2.3.

                  (b) The minimum level of working capital of the Company shall be at least $9.6 million. The term "working capital" shall be defined as accounts receivable plus inventory less accounts payable excluding any year end adjustments for current liabilities (to the extent not included in Section 7.6(a)), all as determined in accordance with GAAP. In the event the working capital of the Company is less than $9.6 million, the Purchase Price shall be reduced by the amount of such difference as provided in Section 2.4.

         SECTION  7.7 No  Prohibition.  No Law or  injunction  shall  have  been
adopted,   promulgated  or  entered  by  any  Authority   which   prohibits  the
consummation of the transactions contemplated hereby.

         SECTION 7.8 Litigation. No action, suit, or proceeding shall be pending or, to the knowledge of the Seller, threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the Purchaser to own the Acquired Assets, or (iv) affect materially and adversely the right of the Company to own its assets and to operate the Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

         SECTION 7.9 No Material Adverse Change. There shall not have occurred any material adverse change (taken together with all other developments) since the date of this Agreement in the business, operations, assets, results and condition (financial and other) or prospects of the Company.

         SECTION 7.10 Real Property Matters. (a) Purchaser shall have received a commitment or commitments for title insurance policies (the "Title Commitment") from a title insurance company or companies of Purchaser's choice (the "Title Company") insuring Purchaser's fee simple ownership of the Owned Real Property and Purchaser's leasehold interest in the Leased Real Property, subject only to exceptions acceptable to Purchaser and containing reasonable endorsements that customarily are issued by title insurance companies in transactions of this kind. Purchaser shall pay the search charges, copying charges and title insurance premium associated with the Title Commitment.

                  (b) Purchaser, at the Purchaser's sole expense, shall have received a Survey or Surveys of the Owned Real Property and the Leased Real Property acceptable to Purchaser.

                  (c) Purchaser shall have received special warranty deeds for the transfer of the Owned Real Property and lease assignments for the Leased Real Property.

         SECTION 7.11 Environmental Audit. The Purchaser shall have received, and shall be reasonably satisfied with the results of, the Environmental Audit.

         SECTION 7.12 Schedules. The Purchaser shall be reasonably satisfied with the schedules prepared by the Seller.

         SECTION 7.13 Discharge of Liens. The Company shall have caused all Liens on the Acquired Assets, other than Permitted Liens, to be discharged and extinguished.

         SECTION 7.14 Employment Agreement. The Purchaser and Robert Currell shall have entered into the Employment Agreement.

         SECTION 7.15 Contracts. None of the material Contracts entered into by any of the Company shall be breached or subject to termination, modification or change as a result of the transactions contemplated by this Agreement, and none of the customers of the Company shall have stated or indicated their determination or intention to reduce or otherwise adversely change their orders or business.

         SECTION 7.16 FIRPTA Certificate. Purchaser shall have received from the Seller a duly executed certificate in the form specified by Treasury Regulation ss.1.1445-2(b)(2).

         SECTION 7.17 Authorization. All corporate action necessary by the Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

         SECTION 7.18 Documents. The Purchaser shall have received in form and substance satisfactory to it:

                  (a) A certificate of the Seller substantially to the effect set forth in Sections 7.1 and 7.2 with respect to the representations, warranties, agreements and covenants of the Seller and the Company;

                  (b) The Certificate of Incorporation of the Seller certified by the Secretary of State of the State of Indiana, the By-laws of the Seller and the resolutions of the Board of Directors of the Seller authorizing the execution and delivery of this Agreement and the transactions contemplated hereby, certified by the secretary, assistant secretary or equivalent Person of the Seller (together with an incumbency certificate regarding the officer(s) signing on behalf of the Seller);

                  (c) Certificate of Good Standing for the Seller from the Secretary of State of the State of Indiana; and

                  (d) An opinion dated the Closing Date, of James F. Fox, Vice President, Legal Affairs, Group Counsel, Morton Coatings, in substantially the form attached hereto as Exhibit E.

                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of the Seller at Closing under Article II of this Agreement are subject to the satisfaction or written waiver by the Seller of the following conditions precedent on or before the Closing Date:

         SECTION 8.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of the Purchaser contained in Article V herein shall have been accurate, true and correct on and as of the date of this Agreement and as of the Closing Date, in all material respects.

         SECTION 8.2 Compliance with Agreements and Covenants. The Purchaser shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date, in all material respects.

         SECTION 8.3 Execution of Related Agreements. All of the Related Agreements shall have been duly executed by all of the relevant parties and shall be effective as of the Closing Date.

         SECTION 8.4 Compliance with HSR Act. In the reasonable opinion of the Seller, the parties shall have complied with all applicable provisions of the HSR Act and the regulations interpreting that Act, and any "waiting periods" applicable to the transaction contemplated by this Agreement which are imposed by the HSR Act shall have expired prior to the Closing Date or shall have been terminated by the appropriate Authority.

         SECTION  8.5 No  Prohibition.  No law or  injunction  shall  have  been
adopted,   promulgated  or  entered  by  any  Authority   which   prohibits  the
consummation of the transactions contemplated hereby.

         SECTION 8.6 Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

         SECTION 8.7 Environmental Audit. The Seller shall be reasonably satisfied with the results of the Environmental Audit.

         SECTION 8.8 Authorization. All action necessary by the Purchaser to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

         SECTION 8.9 Documents. The Company shall have received, in form and substance satisfactory to the Company:

                  (a) A certificate, dated the Closing Date, of an officer of the Purchaser substantially to the effect set forth in Sections 8.1 and 8.2;

                  (b) A certificate of the secretary, assistant secretary or equivalent Person of the Purchaser certifying resolutions of the managing member of the Purchaser approving and authorizing the execution, delivery and performance of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and thereby (together with an incumbency certificate regarding the officer(s) signing on behalf of the Purchaser);

                  (c) The Certificate of Formation of the Purchaser certified by the Secretary of the State of Delaware, the operating agreement of the Purchaser and the resolutions of the managing member of the Purchaser authorizing the execution and delivery of this Agreement and the transactions contemplated hereby, certified by the secretary, assistant secretary or equivalent Person of the Purchaser;

                  (d) Certificate of Good Standing for the Purchaser from the Secretary of State of the State of Delaware; and

                  (e) An opinion, dated the Closing Date, of Mayer, Brown & Platt, counsel for the Purchaser, in substantially the form attached hereto as Exhibit F.


                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

                  (a)  with the mutual consent of the Seller and the Purchaser;

                  (b) by written notice from the Seller or the Purchaser to the other if the Closing shall not have taken place on or before June 30, 1999; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to perform any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date, or

                  (c) by written notice from the Seller or the Purchaser to the other (i) in the event the other party has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, one of the non-breaching parties has notified the breaching party of the breach, and the breach has continued without cure for a period of 15 days after such notice, or (ii) if any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

                  (d) by written notice from the Purchaser to the Seller in the event that any supplement or amendment to the schedules hereto shall, in the opinion of the Purchaser, materially and adversely affect the Business being acquired or the transactions contemplated by this Agreement.

         SECTION 9.2 Effect of Termination.

                  (a) If this Agreement is terminated pursuant to Section 9.1, all obligations of the parties hereunder (except for the obligations set forth in Section 10.1, which shall survive the termination of this Agreement) shall terminate without liability of any party (or any stockholder, member, Affiliate, director, manager, officer, employee, agent, consultant or representative of such party) to any other party, except that no such termination shall relieve any party from liability for any willful breach of this Agreement prior to such termination, and the willfully breaching party shall be fully liable for any and all Adverse Consequences sustained or incurred by any other party from such breach.

                  (b) If this Agreement is terminated, the Purchaser will return to the Seller or destroy, at the request and option of the Seller, all tangible embodiments (and all copies) of the confidential information of the Company which are in the Purchaser's possession. In addition, if this Agreement is terminated, the Purchase shall preserve the secrecy of all of the confidential information of the Company that it has obtained, and it shall refrain from using any of that confidential information. However, the preceding sentence shall not apply to any information which is or becomes publicly available through no fault on the part of the Purchaser.


                                    ARTICLE X

                      SURVIVAL AND REMEDY; INDEMNIFICATION

         SECTION 10.1 Survival. All of the terms and conditions of this Agreement, together with the warranties, representations, agreements and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing Date, notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that unless otherwise stated, the agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied. Notwithstanding the foregoing, (a) the representations and warranties of the Seller contained in Sections 4.1, 4.2 and 4.26 of this Agreement and the representations and warranties of the Purchaser contained in Article V of this Agreement shall survive the Closing and continue in full force and effect indefinitely; (b) the representations and warranties of the Seller contained in Sections 4.12 and 4.15 of this Agreement and the covenants of the Seller contained in Section 6.19(c) of this Agreement shall survive the Closing and continue in full force and effect until the expiration of any applicable statute of limitations (including any extensions or waivers thereof); (c) the representations and warranties of the Seller contained in Section 4.16 shall survive and continue in full force and effect until the seventh anniversary of the Closing Date; and (d) all other representations and warranties, and the related agreements of the Seller and the Purchaser to indemnify each other set forth in this Article X, shall survive and continue for, and all indemnification claims with respect thereto shall be made prior to the second anniversary of the Closing Date, except for representations, warranties and related indemnities for which an indemnification claim shall be pending as of the end of the applicable period referred to above, in which event such indemnities shall survive with respect to such indemnification claim until the final disposition thereof (the "Indemnification Period").

         SECTION 10.2 Indemnification by the Seller.

                  (a) In the event that, during the Indemnification Period there is (i) a breach (or an alleged breach) of any of the representations or warranties made by, or any breach of or failure to perform any covenant, agreement or obligation of, the Seller or the Company in this Agreement, any Related Agreement or contained in any exhibit or schedule to this Agreement,
(ii) any Liabilities (other than Assumed Liabilities), Adverse Consequences or remediation, clean-up or similar obligations or costs under Environmental Laws and relating to the Business and activities or the ownership, operation or lease by the Company of facilities in respect of any periods prior to the Closing, and
(iii) any demand, assessment, judgment, cost and reasonable legal and other expenses or other Adverse Consequences arising from, or in connection with, any investigation, action, suit, proceeding or other claim incident to any of the foregoing and, if there is an applicable survival period pursuant to Section 10.1, then, in each case, provided that the Purchaser makes a written claim for indemnification against the Seller within such survival period, the Seller agrees (subject to the limitations set forth in this Section 10.2), to indemnify the Purchaser and its Affiliates, directors, officers, managers, members and stockholders (collectively, the "Purchaser Group") from and against the entirety of any Adverse Consequences the Purchaser Group may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Purchaser Group may suffer through and after the end of the applicable survival period) resulting from, arising out of, or caused by any breach (or alleged breach) of the foregoing; provided, however, that except for failure to perform any of the Seller's covenants set forth in Section 6.19(c) of this Agreement or for breaches of the representations and warranties contained in Sections 4.12, 4.15 and 4.16 of this Agreement or as set forth in Section 10.2(b) of this Agreement, (A) the Seller shall not have any obligation to indemnify the Purchaser Group from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by any breach (or alleged breach) by the Company until the Purchaser Group have suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $380,000 aggregate threshold (at which point the Seller will be obligated to indemnify the Purchaser Group from and against all such Adverse Consequences) and (B) there will be a $3,800,000 aggregate ceiling on the obligation to indemnify the Purchaser Group from and against Adverse Consequences resulting from, arising out of, or relating to, the items identified in this Article X.

                  (b) Provided the Purchaser Group makes a written claim to the Seller prior to the conclusion of the applicable Indemnification Period, the Seller shall indemnify the Purchaser Group from and against the entirety of any Adverse Consequences the Purchaser Group may suffer resulting from, arising out of, relating to, in the nature of, or caused by any of the following:

                       (i) any Taxes of the Company with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax period beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date);

                       (ii) any unpaid Taxes of any Person (other than the Company) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract, or otherwise;

                       (iii) any breach of or failure by the Seller to perform any covenant, agreement or obligation of the Seller in this Agreement, any Related Agreement, any agreement or instrument contemplated hereby, any document relating hereto or thereto or contained in any exhibit or schedule to this Agreement;

                       (iv) any claims by or Liabilities with respect to any employee of the Company with respect to his or her employment or termination of employment on or prior to the Closing Date by the Company, including, without limitation, any and all worker's compensation claims or Liabilities arising out of any accidents, illness or other events which occurred on or prior to the Closing Date or any Liability relating to any Employee Benefit Plan;

                       (v) any events or conditions in existence on or before the Closing Date, whether related to the Owned Real Property, the Leased Real Property or any other property, and arising out of (A) any actual or alleged violation of Environmental Laws, (B) arising under Environmental Laws relating to the Company or its facilities or its operations or (C) any pre-Closing arrangement for the treatment, disposal or recycling of Hazardous Materials at property not owned or leased by the Seller or the Company, including any investigating, remedial or corrective obligations, including all matters set forth on the Environmental Audit;

                       (vi) any Liabilities which are not Assumed Liabilities (including any Liability of the Company that becomes a Liability of the Purchaser under any doctrine of de facto merger or successor liability, under Environmental Laws or otherwise by operation of Law);

                       (vii) any claims or Liabilities relating to any of the matters set forth on Schedule 4.19; and

                       (viii) all demands, assessments, judgements, costs and reasonable legal and other expenses arising from, or in connection with, any investigation, action, suit, proceeding or other claim incident to any of the foregoing in this Agreement.

         SECTION 10.3 Indemnification by the Purchaser. The Purchaser Group agrees to indemnify the Seller against, and agrees to hold it harmless from, any and all Adverse Consequences incurred or suffered by it arising out of (i) any breach of or any inaccuracy in any representation or warranty made by the Purchaser pursuant to this Agreement or any Related Agreement, any agreement, or instrument contemplated hereby, any document relating hereto or thereto or contained in any exhibit or schedule to this Agreement; (ii) any breach of or failure by the Purchaser to perform any agreement, covenant or obligation of the Purchaser set out in this Agreement or any Related Agreement, any agreement, or instrument contemplated hereby, any document relating hereto or thereto or contained in any exhibit or schedule to this Agreement; and (iii) any acts or omissions by the Purchaser and any obligations and liabilities in respect of the Purchaser from and after the Closing Date.

         SECTION 10.4 Third-Party Claims.

                  (a) If any third party shall notify any party (the "indemnitee") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "indemnitor") under this Section 10.4, then the indemnitee shall promptly notify each indemnitor thereof in writing; provided, however, that no delay on the part of the indemnitee in notifying any indemnitor shall relieve the indemnitor from any obligation hereunder unless (and then solely to the extent) the indemnitor thereby is prejudiced.

                  (b) Any indemnitor will have the right to defend the indemnitee against the Third Party Claim with counsel of its choice reasonably satisfactory to the indemnitee so long as (i) the indemnitor notifies the indemnitee in writing within 15 days after the indemnitee has given notice of the Third Party Claim that the indemnitor will indemnify the indemnitee from and against the entirety of any Adverse Consequences the indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the indemnitor provides the indemnitee with evidence acceptable to the indemnitee that the indemnitor will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the indemnitee, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the indemnitee, and (v) the indemnitor conducts the defense of the Third Party Claim actively and diligently.

                  (c) So long as the indemnitor is conducting the defense of the Third Party Claim in accordance with Section 10.4(b) above, (i) the indemnitee may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the indemnitor, not to be withheld unreasonably, and (iii) the indemnitor will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the indemnitee, not to be withheld unreasonably.

                  (d) In the event any of the conditions in Section 10.4(b) above is or becomes unsatisfied, however, (i) the indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the indemnitee need not consult with, or obtain any consent from, any indemnitor in connection therewith), (ii) the indemnitors will reimburse the indemnitee promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the indemnitors will remain responsible for any Adverse Consequences the indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 10.4.

         SECTION 10.5 Indemnification Limits. Indemnification claims shall be reduced, by and to the extent, that an indemnitee shall be entitled to receive proceeds under insurance policies, risk sharing pools, or similar arrangements specifically as a result of, and in compensation for, the subject matter of an indemnification claim by such indemnitee; provided, however, that indemnification claims shall not be reduced by tax benefits, if any.

         SECTION 10.6 Exclusive Remedy. The Purchaser and the Seller acknowledge and agree that the indemnification provisions set forth above in this Article X shall be the exclusive remedy of the parties with respect to any claim for an alleged breach of any provisions of this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1 Expenses. Each party hereto shall bear its own expenses (including legal fees and expenses) with respect to this Agreement and the transactions contemplated hereby.

         SECTION 11.2 Limitation of Best Efforts. For purposes of this Agreement, when an obligation is imposed upon a Person to use its "best efforts" and/or "best efforts to cause", or words of similar import are used, they shall not be required to pay or transfer any money, property or other thing of value to any other party except nominal and routine charges for filing or recording fees, and courier and other communication services.

         SECTION 11.3 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by each of the parties hereto.

         SECTION 11.4 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) three Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:.

         If to the Seller, addressed as follows:

                  Morton International, Inc.
                  100 North Riverside Plaza
                  Chicago, Illinois 60606
                  Attention: Robert W. DeCicco
                  Facsimile No.: (312) 807-3187

                  with a copy to:

                  McBride Baker & Coles
                  500 West Madison Street, 40th Floor
                  Chicago, Illinois 60661
                  Attention: David P. Ackerman
                  Facsimile No.: (312) 993-9350

         If to the Purchaser, addressed as follows:

                  TMT-Pathway, L.L.C.
                  c/o Jackson Products, Inc.
                  2997 Clarkson Road
                  Chesterfield, Missouri 63017
                  Attention: Christopher T. Paule
                  Facsimile No: (314) 207-2800

                  with a copy to:

                  Mayer, Brown & Platt
                  1675 Broadway, Suite 1900
                  New York, New York  10019
                  Attention:  James B. Carlson
                  Facsimile No.:  (212) 262-1910

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         SECTION 11.5 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         SECTION 11.6 Applicable Law. This agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without giving effect to the principles of conflicts of law thereof.

         SECTION 11.7 Succession and Assignment. This Agreement and the Related Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Purchaser and the Seller; provided, however, that the Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder) and (iii) grant a security interest in respect of its rights hereunder to its lenders.

         SECTION 11.8 No Third Party  Beneficiaries.  Other than as set forth in
Section 11.7, this Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right.

         SECTION 11.9 Publicity. Prior to the Closing Date, except as required by law or the rules of any stock exchange, no public announcement or other publicity regarding this

Agreement or the transactions referred to herein shall be made by either party hereto or any of their respective Affiliates, officers, directors, managers, employees, representatives or agents, without the prior consent of the other party, in any case, as to form, content, timing and manner of distribution or publication; provided, however, that nothing in this Section shall prevent such parties from discussing such transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such transactions.

         SECTION 11.10 Further Assurances. Upon the reasonable request of the Purchaser or the Company, each party will on and after the Closing Date execute and deliver to the other parties such other documents, assignments and other instruments as may be required to effectuate completely the transfer and assignment to the Purchaser of, and to vest fully in the Purchaser title to, the Acquired Assets, and to effect and evidence the provisions of this Agreement and the Related Agreements and the transactions contemplated hereby.

         SECTION 11.11 Entire Understanding. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings among the parties.

         SECTION 11.12 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgement of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         SECTION 11.13 Interpretation. The headings contained in this Agreement and the attached Schedules are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement or the Schedules. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Underscored references to Articles, Sections, Subsections, Exhibits or Schedules shall refer to those portions of this Agreement. Time is of the essence of each and every covenant, agreement and obligation in this Agreement.

         SECTION  11.14   Counterparts.   This  Agreement  may  be  executed  in
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 11.15 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         SECTION 11.16 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of Sections 6.1, 6.3, 6.8, 6.9, 6.14, 6.15 and 6.19 of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the aforementioned provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to the provisions set forth in Section 11.17 below), in addition to any other remedy to which they may be entitled, at law or in equity.

         SECTION 11.17 Submission to Jurisdiction. Each of the parties submits to the jurisdiction of any state or federal court sitting in Chicago, Illinois in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11.4 above. Nothing in this Section 11.17, however, shall affect the right of any party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                          MORTON INTERNATIONAL, INC.


                                          By: /s/ James J. ???
                                               Name:  James J. ???
                                               Title: Executive Vice President




                                          TMT-PATHWAY, L.L.C.


                                          By: /s/ Christopher T. Paule
                                               Name:   Christopher T. Paule
                                               Title:  Vice President

                                TABLE OF CONTENTS

Section                                                                Page

                                    ARTICLE I

                                   DEFINITIONS


    1.1       Definitions....................................................1

                                   ARTICLE II

                                BASIC TRANSACTION

    2.1       Purchase and Sale of Assets....................................9
    2.2       Assumption of Liabilities......................................9
    2.3       Purchase Price.................................................9
    2.4       Purchase Price Adjustment......................................9

                                   ARTICLE III

                           CLOSING OF THE TRANSACTION

    3.1       Closing.......................................................11
    3.2       Deliveries at the Closing.....................................11
    3.3       Allocation....................................................11

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER


    4.1       Due Incorporation; Authorization..............................12
    4.2       Noncontravention..............................................12
    4.3       Financial Statements..........................................13
    4.4       Title to Assets...............................................13
    4.5       Owned Real Property...........................................13
    4.6       Real Property Leases..........................................14
    4.7       Intellectual Property.........................................15
    4.8       Tangible Assets...............................................17
    4.9       Inventory.....................................................17
    4.10      Contracts.....................................................18
    4.11      Insurance.....................................................20

                                TABLE OF CONTENTS
                                   (continued)
Section                                                                   Page

    4.12      Employee Benefit Plans........................................20
    4.13      Legal Compliance..............................................21
    4.14      No Material Adverse Effect....................................21
    4.15      Taxes.........................................................21
    4.16      Environmental Matters.........................................22
    4.17      Permits.......................................................23
    4.18      Backlog.......................................................23
    4.19      Litigation....................................................23
    4.20      Labor Matters.................................................23
    4.21      Product Warranty..............................................24
    4.22      Product Liability.............................................24
    4.23      Year 2000.....................................................24
    4.24      Customers, Suppliers and Products.............................24
    4.25      Brokers.......................................................25
    4.26      Accuracy of Statements........................................25

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

    5.1       Due Incorporation.............................................25
    5.2       Due Authorization.............................................25
    5.3       Noncontravention..............................................26
    5.4       Brokers.......................................................26

                                   ARTICLE VI

                                    COVENANTS

    6.1       Access to Information and Facilities..........................26
    6.2       Preservation of Business......................................27
    6.3       Exclusivity...................................................28
    6.4       Efforts.......................................................29
    6.5       Discharge of Liens, etc.......................................29
    6.6       Maintenance of Insurance......................................29
    6.7       Notice and Supplemental Information...........................29
    6.8       Post-Closing Access and Cooperation...........................30
    6.9       Public Announcements..........................................30
    6.10      Consistent Tax Reporting......................................30
    6.11      Interim Financial Statements..................................30

                                TABLE OF CONTENTS
                                   (continued)
Section                                                                   Page

    6.12      Environmental Audit...........................................31
    6.13      Transition....................................................31
    6.14      Confidentiality...............................................31
    6.15      Noncompetition; Nonsolicitation...............................31
    6.16      Business Name.................................................33
    6.17      Proration of Real Estate and Personal Property Taxes;
                Transfer, Sales and Use Taxes...............................33
    6.18      Transferred Employees.........................................33
    6.19      Post-Closing Covenants........................................34

                                   ARTICLE VII

              CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

    7.1       Warranties True as of Both Present Date and Closing Date......36
    7.2       Compliance with Agreements and Covenants......................36
    7.3       Execution of Related Agreements...............................36
    7.4       Compliance with HSR Act.......................................36
    7.5       Required Consents.............................................36
    7.6       Financial Condition at Closing................................36
    7.7       No Prohibition................................................37
    7.8       Litigation....................................................37
    7.9       No Material Adverse Change....................................37
    7.10      Real Property Matters.........................................37
    7.11      Environmental Audit...........................................37
    7.12      Schedules.....................................................37
    7.13      Discharge of Liens............................................37
    7.14      Employment Agreement..........................................38
    7.15      Contracts.....................................................38
    7.16      FIRPTA Certificate............................................38
    7.17      Authorization.................................................38
    7.18      Documents.....................................................38

                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

    8.1       Warranties True as of Both Present Date and Closing Date......39
    8.2       Compliance with Agreements and Covenants......................39
    8.3       Execution of Related Agreements...............................39

                                TABLE OF CONTENTS
                                   (continued)
Section                                                                   Page

    8.4       Compliance with HSR Act.......................................39
    8.5       No Prohibition................................................39
    8.6       Litigation....................................................39
    8.7       Environmental Audit...........................................39
    8.8       Authorization.................................................40
    8.9       Documents.....................................................40

                                   ARTICLE IX

                                   TERMINATION

    9.1       Termination...................................................40
    9.2       Effect of Termination.........................................41

                                    ARTICLE X

                      SURVIVAL AND REMEDY; INDEMNIFICATION

    10.1      Survival......................................................41
    10.2      Indemnification by the Seller.................................42
    10.3      Indemnification by the Purchaser..............................44
    10.4      Third-Party Claims............................................44
    10.5      Indemnification Limits........................................45
    10.6      Exclusive Remedy..............................................45

                                   ARTICLE XI

                                  MISCELLANEOUS

    11.1      Expenses......................................................46
    11.2      Limitation of Best Efforts....................................46
    11.3      Amendment.....................................................46
    11.4      Notices.......................................................46
    11.5      Waivers.......................................................47
    11.6      Applicable Law................................................47
    11.7      Succession and Assignment.....................................47
    11.8      No Third Party Beneficiaries..................................47
    11.9      Publicity.....................................................47
    11.10     Further Assurances............................................48
    11.11     Entire Understanding..........................................48

                                TABLE OF CONTENTS
                                   (continued)
Section                                                                    Page

    11.12     Severability..................................................48
    11.13     Interpretation................................................48
    11.14     Counterparts..................................................49
    11.15     Construction..................................................49
    11.16     Specific Performance..........................................49
    11.17     Submission to Jurisdiction....................................49


                                    EXHIBITS

Exhibit A       Form of Bill of Sale
Exhibit B       Form of Real Property Assignment
Exhibit C       Form of Trademark Assignment
Exhibit D       Form of Assignment and Assumption Agreement
Exhibit E       Form of Opinion of Seller's Counsel
Exhibit F       Form of Opinion of Purchaser's Counsel


                                    SCHEDULES

Schedule 1.1    Seller Employees with Knowledge
Schedule 2.2    Assumed Liabilities
Schedule 3.3    Purchase Price Allocation
Schedule 4.3    Financial Statements
Schedule 4.4    Title to Assets
Schedule 4.5    Owned Real Property
Schedule 4.6    Leased Real Property
Schedule 4.7    Intellectual Property
Schedule 4.8    Tangible Assets
Schedule 4.9    Inventory
Schedule 4.10   Contracts
Schedule 4.11   Insurance
Schedule 4.12   Employee Benefit Plans
Schedule 4.13   Legal Compliance
Schedule 4.14   Events Outside the Ordinary Course of Business
Schedule 4.15   Taxes
Schedule 4.16   Environmental Matters
Schedule 4.17   Permits
Schedule 4.18   Backlog
Schedule 4.19   Litigation

Schedule 4.20   Employees
Schedule 4.21   Product Warranty
Schedule 4.22   Product Liability
Schedule 4.23   Year 2000
Schedule 6.2    Conduct of Business

                                                                       EXHIBIT A



                                  BILL OF SALE


         THIS BILL OF SALE ("Bill of Sale") is made and entered into as of May 17, 1999 by MORTON INTERNATIONAL, INC., an Indiana corporation ("Seller" or "Morton"), having an address at 100 North Riverside Plaza, Chicago, Illinois 60606, in favor of TMT-PATHWAY, L.L.C., a Delaware limited liability company ("Buyer"), having an address at c/o Jackson Products, Inc., 2997 Clarkson Road, Chesterfield, Missouri 63017.

                              W I T N E S S E T H:

         WHEREAS, reference is made to an Asset Purchase Agreement, dated April 20, 1999, by and between Seller and Buyer (the "Asset Purchase Agreement"), providing for, among other things, the transfer to Buyer of certain assets and properties by Seller for consideration in the amount and on the terms and conditions provided for in the Asset Purchase Agreement.

         WHEREAS, all capitalized terms used herein and not otherwise defined herein shall have the respective definitions ascribed to such terms in the Asset Purchase Agreement.

         WHEREAS, to carry out the intent and purpose of the Asset Purchase Agreement, Seller is executing and delivering to Buyer this instrument evidencing the vesting in Buyer of all of Seller's right, title and interest in and to certain assets used in the Business of the Company, on the terms and conditions set forth in the Asset Purchase Agreement, in addition to such other instruments which Buyer shall have otherwise received or may hereafter receive pursuant to the Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants contained in the Asset Purchase Agreement and herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Closing, Seller hereby sells, transfers, conveys, assigns and delivers unto Buyer, its successors and assigns forever, subject to the terms and conditions of the Asset Purchase Agreement, all right, title and interest that Seller posses and has the right to transfer in and to all of the assets constituting and used primarily in the Business, including all Acquired Assets as such term is defined in the Asset Purchase Agreement, including, but not limited to, all of the following:

                  (a) real property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as machinery, equipment, inventories of supplies, manufactured and purchased parts, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases,

                                                      -1-
36359199.2 51499 201E 99512683
         subleases, and rights thereunder, (e) Contracts, Liens, guarantees, other similar arrangements, and rights thereunder, (f) accounts, notes, and other receivables, (g) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (but not including any such item relating to the payment of Taxes), (h) Permits and (i) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials;

provided, however, that the Acquired Assets shall not include the following excluded assets (the "Excluded Assets"):

                  (a) any corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller, (b) rights in and with respect to the assets associated with any Employee Benefit Plans, (c) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Purchaser on the other hand entered into on or after the date of this Agreement), (d) any cash, (e) any claims of the Seller for tax refunds or (f) except as provided in
         Section 6.16 of the Asset Purchase Agreement, the name "Morton" and all variations of that name, all logos used in connection with that name, and all goodwill associated with that name.

         Nothing in this Bill of Sale, express or implied, is intended or shall be construed (i) as a transfer or assignment to Buyer of any Excluded Assets, or
(ii) to confer upon, or give to, any person other than Buyer and its successors and assigns any remedy or claim under or by reason of this instrument. All of the terms, covenants and conditions herein contained shall be for the sole and exclusive benefit of Buyer and its successors and assigns.

         This Bill of Sale is executed to implement, and not to modify, the Asset Purchase Agreement.

         THIS BILL OF SALE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF BUYER AND ITS RESPECTIVE SUCCESSORS AND ASSIGNS.

         IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be signed by its duly authorized officers and its corporate seal to be affixed hereto as of the date first above written.


                                      MORTON INTERNATIONAL, INC.



                                      By
                                          James J. Fuerholzer
                                          Executive Vice President


CORPORATE SEAL

ATTEST:



-------------------------
Name:
Title:

                                                                       EXHIBIT D


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made and entered into as of May 17, 1999, by and among TMT-Pathway, L.L.C., a Delaware limited liability company ("Assignee") and Morton International, Inc., an Indiana corporation (the "Assignor"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in that certain Asset Purchase Agreement, dated as of April 20, 1999 (the "Purchase Agreement"), between Assignor and Assignee.

                              W I T N E S S E T H:

     WHEREAS, the Purchase Agreement provides for, among other things, the transfer by Assignor to Assignee of all of the Assumed Liabilities for consideration in the amount and on the terms and conditions provided for in the Purchase Agreement; and

     WHEREAS, the Purchase Agreement provides for, among other things, the assumption by Assignee of the Assumed Liabilities of Assignor, on the terms and conditions provided for in the Purchase Agreement; and

     WHEREAS, the Purchase Agreement provides for, among other things, the assumption by Assignor of the Excluded Liabilities of Assignor, on the terms and conditions provided for in the Purchase Agreement; and

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

     1. Assignor hereby assigns to Assignee, as of the date hereof, all of Assignor's obligations under and relating to the Assumed Liabilities, subject to the terms and conditions of the Purchase Agreement.

     2. Assignee hereby assumes Assignor's obligations under the Assumed Liabilities.

     3. Assignor shall retain all Liabilities not specifically assumed by the Assignee.

     4. This Assignment is executed to implement, and not to modify, enlarge or restrict any of the relative rights and obligations of the parties under the Purchase Agreement.

     IN WITNESS WHEREOF, the parties have executed this Assignment on the date first above written.

                              ASSIGNOR:

                              MORTON INTERNATIONAL, INC.,


                              By:________________________________
                                 Name:  James J. Fuerholzer
                                 Title: Executive Vice President



                              ASSIGNEE:

                              TMT-PATHWAY, L.L.C.


                              By:________________________________
                                 Name:
                                 Title: